UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2010

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Torvec, Inc., announces that Richard A. Kaplan has been appointed the company's chief executive officer, effective October 4, 2010.

Mr. Kaplan is a well-known entrepreneur who specializes in leading startup companies to economic success. He has personally started seven companies and most recently served as the president and chief executive officer of Pictometry International Corp., a leading provider of geo-referenced, aerial image libraries and related software which he led from a startup to a multimillion dollar global enterprise from 2000 to 2010.

Upon his appointment, Mr. Kaplan commented:

"I am excited to become CEO of a company possessing such a vast portfolio of advanced automotive and energy saving technologies and I am looking forward to merging my extensive background in sales, marketing and executive leadership, together with my passion for working with startups, to make Torvec successful. When becoming involved in startup businesses, I consider five criteria in their model:

1. high growth potential;

2. high profit margins;

3. recurring revenue;

4. the existence of proprietary, patent-protected technology; and

5. the existence of technology that can make the world a better place.

"I believe Torvec has the capacity to meet all five criteria.

"My task is to commercialize the vast technologies possessed by the company and to initially focus the company's enormous potential on the marketing of its products so that the company can grow and reward its shareholder base for its long and steadfast support of the company and its vision.

"I intend to hit the ground running by evaluating the entire organization, its products, personnel, direction and financial needs. I will be working 24/7 to make Torvec successful and have some fun in the process."

Keith E. Gleasman, Torvec's president, stated:

"I am delighted that Dick Kaplan has elected to combine his expertise and executive leadership with our impressive portfolio of advanced technologies. I am especially excited to have the opportunity to work with Dick on a daily basis to market our developed technologies for the benefit of our shareholders, upstate New York and the world."

Torvec's chairman of board, Gary A. Siconolfi, confirmed that Richard Kaplan is the ideal person to take Torvec to the next level:

"Dick has been called a 'serial entrepreneur' a real start-up specialist. Our products, especially our IsoTorque® differential, hydraulic pump/motor, infinitely variable transmission and full terrain vehicle (FTV®) are ready. His accomplishments are impressive, his personality so engaging and his energy so exciting that, with Dick at the helm, I believe Torvec's future is very, very bright."

This Current Report (Form 8-K) contains forward looking statements regarding Torvec's future operations and performance that are subject to risks and uncertainties. These risks and uncertainties could cause actual results to differ from those described in such statements. Such risks and uncertainties include those described from time to time in Torvec's SEC reports, including it most recent Report on Form 10-K.

About Torvec, Inc.

Torvec, Inc. is a publicly traded company that develops advanced automotive and related energy saving technologies that increase transportation safety, mobility, fuel efficiency and reduce pollutants. Torvec's chief products and intellectual property include its Full Terrain Vehicle (FTV®), infinitely variable transmission, IsoTorque® differential and hydraulic pump and motor. For additional information, please visit www.torvec.com.

About Richard A. Kaplan

Richard Kaplan was born in Rochester, New York. He is the former president of Richland Industries, Inc., a retail floor covering chain; chairman and co-founder of Resnick Media Associates, Inc., an advertising and marketing agency; chairman and co-founder of Blanton Communications, Inc., a computer software company; president of RAK Realty Corporation, a real estate development company; chairman and founder of WorkSmart International, Inc., a human resource development, publishing and training company for multi-market, multinational corporations and organizations.

He was also chairman and founder of Maxim Group Inc., a publicly held company previously listed on the New York Stock Exchange.

Mr. Kaplan is on the boards of two startup companies: Cerebral Assessment Systems and Vnomics Corp.

Mr. Kaplan serves as vice-president of the Rochester Angel Investment Network, is former chairman of the Rochester Broadway Theatre League, vice-chairman of the Better Business Bureau and is, or has been, active in community organizations such as Sojourner House, Rochester's Child, the Martial Arts Center of Rochester, the Center for Governmental Research, Camp Good Days and Special Times and was former chairman of the Monroe County division of The American Cancer Society, etc.

No stranger to higher education, Mr. Kaplan is a member of the Board of Trustees of Rochester Institute of Technology and Nazareth College. He is also chairman of the board of advisors at RIT's Chester F. Carlson Center for Imaging Science as well as serving as a member of the University of Rochester's Economic Development Board.

Mr. Kaplan's business success and contributions within the community have been recognized by multiple awards, including the prestigious Herbert W. Vanden Brul Entrepreneurial Award presented by RIT's E. Philip Saunders College of Business in April, 2007. Other recipients include B. Thomas Golisano, Robert Wegman, Arunas Chesonis, E. Philip Saunders, Wayne LeChase and James Hammer. Mr. Kaplan was also designated the "Business Man of the Year" in 2007.

A man of incomparable energy and wide-ranging interests, Mr. Kaplan is the author of a book titled "A Time for CARING" which delineates the causes of many of the problems confronting American society in the 21st century and provides concrete solutions for the remediation of such problems.

Mr. Kaplan has an extensive background in economics, accounting, management and executive leadership. He is regularly sought out by startups, universities and other organizations for which he has done private consulting and guest lecturing on marketing, economics and organizational development.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

October 6, 2010	By:	Keith E. Gleasman

Name: Keith E. Gleasman
Title: President

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Exhibit Index

Exhibit No.	Description

1	Employment Agreement
2	Option Agreement